UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 21, 2011
CRESTWOOD MIDSTREAM PARTNERS LP
(Exact name of registrant as specified in charter)

Delaware (State of Incorporation or Organization)	001-33631 (Commission File Number)	56-2639586 (IRS Employer Identification No.)
717 Texas Avenue, Suite 3150
Houston, TX 77002
(Address of principal executive offices) (Zip Code)
(832) 519-2200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-23.1
EX-99.1
EX-99.2

Item 7.01 Regulation FD Disclosure
     As previously disclosed in its Current Report on Form 8-K filed with the Securities and Exchange Commission on February 22, 2011, Crestwood Midstream Partners LP (“CMLP”) entered into a Purchase and Sale Agreement (the “Transaction Agreement”) with Frontier Gas Services, LLC (“Frontier Gas”) on February 18, 2011. Pursuant to the Transaction Agreement, CMLP has agreed to purchase certain midstream assets in the Fayetteville Shale (the “Fayetteville assets”) and the Granite Wash plays (the “Granite Wash assets”) from Frontier Gas (collectively, the “Frontier Gas Acquisition”). Under the terms of the Transaction Agreement, the aggregate purchase price in connection with the Frontier Gas Acquisition will be approximately $338 million, with an additional $15 million to be paid to Frontier Gas if certain operational objectives are met within six months of the closing date. The final purchase price is payable in cash and CMLP expects to finance the purchase through a combination of equity and debt as described below.
     Frontier Gas, headquartered in Tulsa, Oklahoma, is a privately-held midstream energy services company engaged in the gathering, compression, processing, treating and marketing of natural gas and natural gas liquids.
     The Fayetteville assets consist of approximately 127 miles of high pressure and low pressure gathering pipelines in Arkansas with capacity of approximately 510 MMcfd, treating capacity of approximately 165 MMcfd and approximately 35,000 hp of compression. The Fayetteville assets interconnect with multiple interstate pipelines which serve the Fayetteville Shale and are supported by long-term, fixed-fee contracts with producers who have dedicated approximately 100,000 acres in the core of the Fayetteville Shale to Frontier Gas. These contracts have initial terms that extend through 2020 with a five year extension.
     The Granite Wash assets consist of a 28 mile pipeline system and a 36 MMcfd cryogenic processing plant in the Texas Panhandle. This area has emerged as a liquids-rich natural gas play with active drilling programs and the Granite Wash assets are supported by long-term contracts. We plan to install a second processing plant with 60 MMcfd of capacity to support growth in volumes from this region by the end of 2011.
     In connection with the consummation of the Frontier Gas Acquisition, we anticipate entering into the following additional financing transactions:
•	the issuance by us of approximately 6.2 million units of new Class C limited partner interests, issued at a price of $24.50 per unit to certain institutional investors through a private placement transaction, resulting in gross proceeds of approximately $153 million; and

•	the issuance of $200.0 million aggregate principal amount of indebtedness.
     Consummation of the Frontier Gas Acquisition is subject to a number of conditions, including the absence of any material adverse effect on the Fayetteville assets and the Granite assets and the receipt of certain regulatory approvals.
     In addition, on February 21, 2011, Chesapeake announced the sale of all of its interests in approximately 487,000 net acres of leasehold and producing natural gas properties in the Fayetteville Shale play located in northwest Arkansas to BHP Billiton Petroleum (“BHP”), a wholly owned subsidiary of BHP Billiton Limited (the “Chesapeake/BHP Transaction”). As a result of the Chesapeake/BHP Transaction and our consummation of the Frontier Gas Acquisition, BHP will become one of our customers. The consummation of the Chesapeake/BHP Transaction is subject to a number of conditions and based on publicly-available information, it is expected to close in the first half of 2011.
     Our business strategy is to capitalize on our competitive strengths to increase our revenue, profitability and cash flow by:

     Pursuing midstream acquisitions. We are a growth oriented master limited partnership. We believe that our experience and market position will allow us to realize significant ongoing consolidation opportunities by selectively acquiring additional low-risk assets at attractive prices. Our acquisition strategy, which includes diversifying and extending our geographic, customer and business profile and providing visible organic growth opportunities for us, is illustrated by our Frontier Gas Acquisition.
     Increasing utilization of existing assets and prudently expanding our pipeline capacity to meet our customers’ gathering, processing and treating needs. Quicksilver has publicly announced a drilling program in the Fort Worth Basin for 2011 that we expect to result in increased volumes through our assets. While it may be necessary for us to incur capital expenditures to accommodate these additional volumes in certain areas, we expect that our budgeted capital expenditures of $37 million for 2011, which includes both growth capital and maintenance capital, will be adequate to meet these needs. We believe that the location of our existing assets and relationships with active producers position us well to capture the growing need for midstream services.
     Attracting new customers and volumes to our facilities. We believe that favorable drilling economics within the Barnett Shale, Fayetteville Shale and Granite Wash will continue to encourage significant capital investment by producers. As such, we aim to attract increased gathering, processing and treating volumes by marketing our midstream services, expanding our gathering systems and providing superior customer service to these natural gas producers. We believe that commercially recoverable natural gas reserves, coupled with active multi-year drilling programs, provide us with visible opportunities to provide midstream services to producers.
     Minimizing commodity price exposure and maintaining a disciplined financial policy. After giving effect to our Frontier Gas Acquisition, approximately 95% of our cash flow will be derived from fee-based service contracts, providing for minimal commodity price exposure and predictable and stable operating performance. It is our intent to pursue similar service agreements in the future. We have significantly grown our throughput volumes, while also maintaining a disciplined financial policy. We believe in operating with a reasonable amount of leverage as we have to date, and we expect to continue this strategy by balancing the amount of leverage with our growth objectives, the availability of cash flow and equity.
     Maintaining financing flexibility. Our organic and external growth strategy is fostered by our ability to access various sources of capital. We have a supportive relationship with a diverse group of domestic and international banks, which have committed, on a pro forma basis after giving effect to the Transactions, an aggregate $500.0 million under our revolving credit facility that matures on October 1, 2015. We believe that the capacity under our revolving credit facility, combined with stable cash flow from operations will enable us to complete substantially all of our near-term growth projects. In addition, we believe that our ability to access the debt and equity capital markets provides us with an additional source of capital as we seek to fund acquisitions while executing a disciplined financing policy that targets a long-term debt-to-Adjusted EBITDA ratio of less than 4.0 to 1.0.
     We believe that we are well-positioned to successfully execute our primary business objective and business strategies due to the following competitive strengths:

     Our assets are strategically located in highly desirable and proven producing areas. The Barnett Shale in the Fort Worth Basin remains one of the most important natural gas producing areas in the United States. We believe that our established position in this area, together with anticipated growth in production from Quicksilver and other producers, gives us an opportunity to expand our gathering system footprint and increase our throughput volumes and plant utilization, ultimately increasing cash flows. After giving effect to our Frontier Gas Acquisition, we will have additional operations in the Texas Panhandle and Arkansas where producers are targeting the Granite Wash and Fayetteville Shale geological formations, respectively.
     Substantial shale gas in-place and low development and operating costs have encouraged upstream companies to devote increased resources to the areas in which we operate, resulting in increased demand for midstream services.
     The basins in which we operate are actively targeted by technologically advanced producers, such as Chesapeake Energy Corporation (“Chesapeake”)/ BP p.l.c. (“BP”), XTO Energy, Inc., a subsidiary of Exxon Mobil Corporation (“ExxonMobil”) and Quicksilver. Low cost structures enable producers to achieve attractive returns on investment throughout various gas price environments. Many of the areas in which we operate have strong liquids rich production, which currently receives favorable pricing. In addition, existing intrastate and interstate pipelines interconnect with our strategically located gathering and processing assets to provide natural gas to growing and diverse demand markets, including the Northeast, Midwest and Southeastern United States. All these factors support continued producer interest and activity in the basins in which we operate.
     Our assets generate predictable and stable cash flows. Our fixed-fee contract structure and long-term gas gathering agreements largely eliminate our exposure to direct commodity price risk and provide us with long-term cash flow stability. After giving effect to our Frontier Gas Acquisition, approximately 95% of our cash flow will be derived from fixed-fee based contracts. The initial term of a substantial number of our contracts extends through 2020. In addition, current and planned production from acreage dedications from Quicksilver and after giving effect to our Frontier Gas Acquisition, from Chesapeake, BP and ExxonMobil, should provide stable throughput volumes as well as expansion opportunities.
     We own and operate high quality, integrated assets. Substantially all of our assets have been constructed since 2006, which enables us to provide efficient and reliable service to our producers. Our relatively new asset base in relation to our competitors benefits from both low operating costs and minimal maintenance capital requirements. The integrated nature of our operations by which we provide gathering, compression, treating and processing services, positions us well to serve our customers. Our system infrastructure and capacities have been designed to accommodate long-term basin development plans.
     We have a diversified portfolio of low risk organic growth projects. We are currently developing low risk expansion opportunities in all of our operating areas. These opportunities are supported by the needs of both Quicksilver and existing third party shippers for midstream services.
     We have an experienced, knowledgeable management team with a proven record of performance.
     Our senior management team has a total of 109 years of experience in the oil and gas industry with a proven record of enhancing value through the acquisition, integration, development and operation of midstream companies and publicly-traded entities. We believe that this team provides us with a strong foundation for developing additional natural gas gathering and processing assets and pursuing strategic acquisition opportunities.
     We have strong sponsor support. First Reserve Management, LP (“First Reserve”), a private equity firm with substantial investments in the energy industry, owns a significant equity interest in Crestwood, and as a result, has significant control over our operations. First Reserve has shown a strong commitment to our success to date, and we believe that they will continue to support our ongoing development. We believe that First Reserve is one of the most respected and seasoned private equity investors focusing on the energy sector.
     New pipeline safety legislation requiring more stringent spill reporting and disclosure obligations has been introduced in the U.S. Congress and was passed by the U.S. House of Representatives in 2010, but was not voted on in the U.S. Senate. Similar legislation is likely to be considered in the current session of Congress, either independently or in conjunction with the reauthorization of the Pipeline Safety Act. The DOT has also recently proposed legislation providing for more stringent oversight of pipelines and increased penalties for violations of safety rules, which is in addition to the Pipeline and Hazardous Materials Safety Administration’s announced intention to strengthen its rules. Such legislative and regulatory changes could have a material effect on our operations through more stringent and comprehensive safety regulations and higher penalties for the violation of those regulations.
     The information in this Item 7.01 and the accompanying Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information is not incorporated by reference into any registration statements or other documents filed under the Securities Act or the Exchange Act, regardless of the general incorporation language contained in such filing, except as shall be expressly set forth by specific reference to this filing. Upon completion of the Frontier Gas Acquisition, CMLP intends to file a current report under Item 2.01(Completion of Acquisition or Disposition of Assets) of Form 8-K to include the final unaudited pro forma condensed consolidated financial statements of CMLP as of and for the year ended December 31, 2010.

Item 9.01 Financial Statements and Exhibits
(a)	Financial statements of businesses to be acquired.

Audited financial statements of Frontier Gas Services, LLC as of December 31, 2010 and 2009, and for the years ended December 31, 2010, 2009 and 2008 are attached hereto as Exhibit 99.1.

(b)	Pro forma financial information.

The preliminary unaudited pro forma condensed consolidated financial statements of Crestwood Midstream Partners LP as of and for the year ended December 31, 2010 are attached hereto as Exhibit 99.2.

(d) Exhibits

Exhibit No.	Description

23.1	Consent of Grant Thornton LLP

99.1	Audited financial statements of Frontier Gas Services, LLC as of December 31, 2010 and 2009, and for the years ended December 31, 2010, 2009 and 2008.

99.2	The preliminary unaudited pro forma condensed consolidated financial statements of the Crestwood Midstream Partners LP as of and for the year ended December 31, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CRESTWOOD MIDSTREAM PARTNERS LP
	By:	CRESTWOOD GAS SERVICES GP LLC,
its General Partner

Dated: March 21, 2011
	By:	/s/ William G. Manias
William G. Manias
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of Grant Thornton LLP

99.1	Audited financial statements of Frontier Gas Services, LLC as of December 31, 2010 and 2009, and for the years ended December 31, 2010, 2009 and 2008.

99.2	The preliminary unaudited pro forma condensed consolidated financial statements of the Crestwood Midstream Partners LP as of and for the year ended December 31, 2010.